UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2017

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

5660 New Northside Drive, Third Floor Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 17, 2017, Intercontinental Exchange, Inc. (“ICE”) completed the public offering and issuance of $500,000,000 aggregate principal amount of its 2.350% Senior Notes due 2022 (the “2022 Notes”) and $500,000,000 aggregate principal amount of its 3.100% Senior Notes due 2027 (the “2027 Notes” and, together with the 2022 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by NYSE Holdings LLC (“NYSE”), a wholly-owned subsidiary of ICE. The guarantee will be released when NYSE is no longer an obligor under ICE’s existing $3.4 billion senior unsecured credit facility. ICE expects that NYSE will be released from its guarantee under ICE’s senior unsecured credit facility upon the redemption or other repayment in full of NYSE’s $850 million aggregate principal amount of 2.00% senior unsecured fixed rate notes due in October 2017 (the “NYSE USD Notes”) from a portion of the net proceeds of the public offering of the Notes.

The Notes were sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated August 10, 2017, among ICE, NYSE, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and MUFG Securities Americas Inc. as representatives of the underwriters named therein. The Notes were offered and sold pursuant to ICE’s automatic shelf registration statement on Form S-3 (File No. 333-206169) and the prospectus included therein, filed with the Securities and Exchange Commission on August 6, 2015, as amended on December 3, 2015, and supplemented by the prospectus supplement dated August 10, 2017. The Notes were issued under the Indenture, dated as of November 24, 2015, among ICE, NYSE and Wells Fargo Bank, National Association, as trustee, as supplemented by the Second Supplemental Indenture, dated as of August 17, 2017 (the “Supplemental Indenture”).

ICE received approximately $991.6 million in net proceeds, after underwriting discounts and commissions and before offering expenses from the sale of the Notes. ICE intends to use the net proceeds from the offering for general corporate purposes, including to fund the redemption of the NYSE USD Notes and to pay down outstanding commercial paper.

The foregoing description of the Underwriting Agreement and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Supplemental Indenture (including the forms of the Notes and the guarantee by NYSE included therein), which are filed or incorporated by reference as Exhibits 1.1 and 4.1 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of August 10, 2017 among Intercontinental Exchange, Inc., NYSE Holdings LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and MUFG Securities Americas Inc., as representatives of the underwriters named therein.

4.1	Second Supplemental Indenture dated as of August 17, 2017 among Intercontinental Exchange, Inc., as issuer, NYSE Holdings LLC, as guarantor, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 2.350% Senior Notes due 2022 (included in Exhibit 4.1).

4.3	Form of 3.100% Senior Notes due 2027 (included in Exhibit 4.1).

4.4	Form of Guarantee of NYSE Holdings LLC (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: August 17, 2017	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel